Calculation of Filing Fee Tables
F-3
SOPHiA GENETICS SA
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Ordinary Shares	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Subscription Rights	457(o)
		Other	Purchase Contracts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 0.00	0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Ordinary Shares	415(a)(6)						F-3	333-266704	08/15/2022
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						F-3	333-266704	08/15/2022
Carry Forward Securities		Other	Warrants	415(a)(6)						F-3	333-266704	08/15/2022
Carry Forward Securities		Other	Subscription Rights	415(a)(6)						F-3	333-266704	08/15/2022
Carry Forward Securities		Other	Purchase Contracts	415(a)(6)						F-3	333-266704	08/15/2022
Carry Forward Securities		Other	Units	415(a)(6)						F-3	333-266704	08/15/2022
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 200,000,000.00			F-3	333-266704	08/15/2022	$ 18,540.00
			Total Offering Amounts:				$ 200,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Omitted pursuant to General Instruction I.C to Form F-3. The amount to be registered consists of up to $200,000,000 of an indeterminate amount of ordinary shares, debt securities, warrants, subscription rights, purchase contracts and/or units that may be offered and sold from time to time in one or more offerings.

[2]	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $200,000,000 of unsold securities (the "unsold securities") previously registered pursuant to the Registration Statement on Form F-3 (File No. 333-266704) (as amended, the "prior registration statement"). The filing fee associated with the registration of the offer and sale of the unsold securities is hereby carried forward to be applied to the unsold securities registered hereunder, and no additional filing fee is due with respect to the unsold securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any unsold securities pursuant to the prior registration statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of unsold securities from the prior registration statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the prior registration statement will be deemed terminated as of the date of effectiveness of this registration statement.